Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 419-1900	Laura Whitehouse Vice President, Market Development (781) 419-1812

Repligen Announces Settlement with ImClone in Erbitux® Lawsuit

WALTHAM, MA – September 10, 2007 – Repligen Corporation (NASDAQ: RGEN) announced today it has reached a settlement with ImClone Systems, Incorporated (NASDAQ: IMCL) in the lawsuit against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux®. The settlement provides for ImClone to make a payment of $65 million to co-plaintiffs Repligen and The Massachusetts Institute of Technology (MIT) and will result in net proceeds to Repligen of approximately $40 million after payment of obligations to MIT and legal expenses. The settlement agreement serves as the basis for Repligen and MIT to dismiss the lawsuit against ImClone and Repligen has granted ImClone a non-exclusive sublicense to certain patent rights.

“We are very pleased by the settlement of this case which will enable us to end this quarter with more than $60 million in cash and cash equivalents,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “We plan to invest the proceeds from the settlement in the growth and expansion of both our CNS product pipeline and our bioprocessing business.”

In May 2004, Repligen and MIT filed an action in the United States District Court for the District of Massachusetts against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux®. The patent, which covers the use of certain genetic elements that increase protein production in a mammalian cell, is assigned to MIT and exclusively licensed to Repligen. Repligen and MIT were represented in the litigation by Fish and Richardson P.C.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for diseases that affect the central nervous system. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.